Exhibit 99.1

[Company Letterhead]

November 6, 2002

Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

     In connection with the Quarterly Report on Form 10-Q, for the quarter ended September 30, 2002 (the “Report”) of Florida East Coast Industries, Inc. (the “Company”) the certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Quarterly Report on Form 10-Q (the “Report”).

     Robert W. Anestis, the Chief Executive Officer and Richard G. Smith, the Chief Financial Officer of Florida East Coast Industries, Inc., each certifies that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Florida East Coast Industries, Inc.

/s/ Robert W. Anestis Chief Executive Officer

/s/ Richard G. Smith Chief Financial Officer